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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of DepoTech Corporation of our report dated February 6, 1998, included in the 1997 Annual Report to Shareholders of DepoTech Corporation.

We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-42459) pertaining to the 1997 Supplemental Stock Option Plan; (ii) the Registration Statement (Form S-8 No. 333-28531) pertaining to the 1995 Stock Option/Stock Issuance Plan, as amended; (iii) the Registration Statement (Form S-8 No. 33-97488) pertaining to the 1995 Stock Option/Stock Issuance Plan and the 1995 Employee Stock Purchase Plan; and (iv) the Registration Statement (Form S-3 No. 333-16371) and related Prospectus, of our report dated February 6, 1998, with respect to the financial statements of DepoTech Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        ERNST & YOUNG LLP


San Diego, California
March 27, 1998